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                                                                   EXHIBIT 23.1a


INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in Registration Statements Nos. 333-19541, 333-27549 and No. 333-55888 of Steel Dynamics, Inc. and subsidiary on Form S-8 of our report dated February 1, 1999, appearing in the Annual Report on Form 10-K of Steel Dynamics, Inc. for the year ended December 31, 2000.



/S/ Deloitte & Touche LLP
Indianapolis, Indiana
March 29, 2001


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